UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 624-3000

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

CEO Compensation

On March 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Sprint Corporation (“Sprint”) approved a second amendment to the employment agreement of Gary D. Forsee, Chairman and Chief Executive Officer of Sprint. This amendment will be effective upon the closing of the proposed merger of Sprint and Nextel Communications, Inc.

The amendment will increase Mr. Forsee’s annual base salary to $1.4 million from $1.2 million, as previously approved by the Committee. The amendment states his minimum target annual bonus opportunity under the Management Incentive Plan is no less than 170% of his base salary and his maximum bonus opportunity as 200% of his target bonus opportunity. Actual payout can range from 0-200% of the target opportunity. Mr. Forsee’s 2005 target annual bonus opportunity had been previously set at $2,040,000 (170% of base salary), with a maximum opportunity of 200% of the target. The Committee also determined that, if the merger closes in 2005, the target annual bonus opportunity for 2005 shall be the sum of $2,040,000 prorated for the portion of the year prior to the closing of the proposed merger and $2,380,000 (170% of $1.4 million) prorated for the portion of the year after such closing. 2005 performance under the Plan will be calculated (as described below with respect to performance based restricted stock units) with reference to the performance period prior to the closing of the proposed merger if the merger closes prior to the end of 2005. The amendment also provides for Mr. Forsee’s participation in a long term incentive plan with a minimum target value performance-based opportunity in the first year following the merger of $10 million and a $10 million guideline target value performance-based opportunity for the second year. The other terms and conditions of these awards will be governed by the Sprint 1997 Long-Term Stock Incentive Program.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the form of amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Equity Awards

On March 15, 2005, the Compensation Committee of the Board of Directors also granted new performance based equity awards to Mr. Forsee and Len J. Lauer, President and Chief Operating Officer, under the shareholder approved 1997 Long-Term Stock Incentive Program (the “1997 Program”). A combination of performance based restricted stock units (a target grant of 62,000 units for Mr. Forsee and 21,000 units for Mr. Lauer) and premium priced stock options (165,000 for Mr. Forsee and 55,000 for Mr. Lauer) were granted. The actual number of restricted stock units that will vest pursuant to these awards (1) is based upon targeted financial performance that must be achieved, irrespective of the intervention of the proposed merger with Nextel, (2) will be adjusted based on actual achievement of 2005 EVA performance measures calculated, in the event the proposed merger closes before the end of 2005, by dividing actual year-to-date performance through the most recent full month before the close of the merger by budgeted year-to-date performance for the same period and multiplying the quotient by the 2005 full year

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budget, (3) could vary between 0% and 200% of the number of units granted, (4) vest 100% on the third anniversary of the grant date and (5) is subject to discretionary review by the Committee to assure appropriate performance. Additionally, for the awards to vest fully, the proposed merger must be completed, as a threshold matter, and the executives must remain employed by the company for three years from the date of grant of the restricted stock units and four years from the date of grant of the options.

The exercise price for the stock options was equal to 110% of the market value on the grant date (the average of the high and low sales prices). The grant of options with an exercise price above market value ensures that stockholders benefit from stock appreciation before the executives. The options vest 25% per year on each of the first through fourth anniversaries of the grant date.

The terms of the stock options and the performance based restricted stock units are governed by the 1997 Program and the form of award agreement attached as Exhibit 10.2, which is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Form of Amendment No. 2, dated as of March 15, 2005, to the Employment Agreement dated as of March 19, 2003, as amended by Amendment No. 1, by and among Sprint Corporation, Sprint/United Management Company and Gary D. Forsee

10.2	Form of Award Agreement (awarding stock options and restricted stock units) with Gary D. Forsee and Len J. Lauer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT CORPORATION

Date: March 15, 2005	By:	/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment No. 2, dated as of March 15, 2005, to the Employment Agreement dated as of March 19, 2003, as amended by Amendment No. 1, by and among Sprint Corporation, Sprint/United Management Company and Gary D. Forsee

10.2	Form of Award Agreement (awarding stock options and restricted stock units) with Gary D. Forsee and Len J. Lauer

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